SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

October 14, 2003

Halliburton Company

(Exact name of registrant as specified in its charter)

Delaware	1-3492	No. 75-2677995
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

1401 McKinney, Suite 2400

Houston, Texas 77010

(Address of principal executive offices)

Registrant’s telephone number,

including area code – 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Item 9. Regulation FD Disclosure

On October 14, 2003 registrant issued a press release entitled “Halliburton Prices a Private Offering of $1.05 Billion of Senior Notes.”

The text of the press release is as follows:

HALLIBURTON PRICES A PRIVATE OFFERING OF $1.05 BILLION OF SENIOR NOTES

HOUSTON, Texas—Halliburton (NYSE:HAL) announced today the pricing of an offering of $1.05 billion aggregate principal amount of senior notes in two series to certain institutional investors in a transaction that is exempt from the registration requirements of the Securities Act of 1933.

The company is selling $750 million principal amount of senior notes bearing interest at a rate of 5.5% per year and maturing on October 15, 2010. These notes will be redeemable by Halliburton at specified premiums at any time and from time to time after the date of issuance. The company is also selling $300 million principal amount of senior notes bearing interest at a floating rate of LIBOR plus 1.5% and maturing on October 17, 2005. The offering is expected to close October 17, 2003.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of these securities will be made only by means of a private offering memorandum. The offering is being made within the United States only to qualified institutional buyers and to persons outside the United States. The senior notes have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration requirements.

Halliburton, founded in 1919, is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company’s World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, which could cause actual results of operations to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of judgments against the company’s subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton’s Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: October 15, 2003	By:	/s/ Margaret E. Carriere

Margaret E. Carriere Vice President and Secretary